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                                                                  EXHIBIT 99.14B

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Galaxy Large Cap Growth Fund (one of the portfolios constituting the Galaxy Fund) and "Financial Statements" and "Auditors" in the Galaxy Fund Statement of Additional Information and to the incorporation by reference of our report dated December 11, 2001 with respect to those financial statements and financial highlights included in the Galaxy Fund Annual Report dated October 31, 2001, which Prospectus, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statement in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of the Columbia Growth Fund, Inc. We further consent to the references to us under the headings "Other Service Providers for the Columbia Fund and the Galaxy Fund", and in "Appendix A -- Agreement and Plan of Reorganization" (paragraph 4.1(f)), in such Combined Prospectus and Proxy Statement.

                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
August 21, 2002